EXHIBIT 10.01 (Translated)

Letter of Authorization

I, Shufeng Lu, am the owner of the trademark Century Wanhong (the trademark), which is registered in China with certificate number 20500704, 33428827. I hereby authorize Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd. to use the trademark. The authorizing period is from July 1st, 2016 to June 30th, 2017. After the authorization period is over, the authorization should renew itself unless otherwise stated.

Authorized by: Shufeng Lu

Authorized Party: Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd.

Date: July 1st, 2016